                          MAJESCO ENTERTAINMENT COMPANY

                                 RESTATED BYLAWS

                            ARTICLE I - STOCKHOLDERS

     Section 1. Annual Meeting.

     An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall fix each year.

     Section 2. Special Meetings.

     Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the
Whole Board and upon written request from the Secretary, who shall be required to submit such a request stating the purpose of such a meeting, if at least one-quarter (1/4) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, requesting together as a single class, call for a special meeting.
For the purposes of these Restated Bylaws, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Special meetings of the stockholders may be held at such place within or without the State of Delaware as may be stated in such resolution.

     Section 3. Notice of Meetings.

     Notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60)
days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the
Corporation, as amended and restated from time to time).

     When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote

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communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 4. Quorum.

     At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

     Section 5. Organization and Conduct of Business.

     The Chairman of the Board of Directors or, in his or her absence, the Chief
Executive Officer of the Corporation or, in his or her absence, the President or, in his or her absence, such person as the Board of Directors may have designated, shall call to order any meeting of the stockholders and shall preside at and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as he or she deems to be appropriate. The chairman of any meeting of stockholders shall have the power to adjourn the meeting to another place and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

     Section 6. Intentionally Omitted.

     Section 7. Notice of Stockholder Business and Nominations.

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     A.   Annual Meetings of Stockholders.

          Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

     B.   Special Meetings of Stockholders.

          Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting given pursuant to Section 2 above. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

     C.   Certain Matters Pertaining to Stockholder Business and Nominations.

          (1) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph A of this
Section or a special meeting pursuant to paragraph B of this Section, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such other business must otherwise be a proper matter for stockholder action under the Delaware General Corporation Law, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no
Solicitation Notice relating thereto has been timely provided pursuant to this
Section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. To be timely, a stockholder's notice pertaining to an annual meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not less than forty-five (45) or more than seventy-five (75) days prior to the first

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anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after the anniversary date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth
(90) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice for an annual meeting or a special meeting shall set forth:
(a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the
Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

          (2) Notwithstanding anything in the second sentence of paragraph C (1)
of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least fifty-five (55) days prior to the Anniversary (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after the first anniversary of the preceding year's annual meeting, at least seventy (70) days prior to such annual meeting), a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

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          (3) In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of
Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph C(1) of this Section shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting nor later than the close of business on the later of the sixtieth (60th) day prior to such special meeting, or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     D.   General.

          (1) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

          (2) For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated
Press or comparable national news service or in a document publicly filed by the
Corporation with the Securities and Exchange Commission pursuant to Section 13,
14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange
Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section shall be deemed to affect any rights (i)
of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

     Section 8. Proxies and Voting.

     At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any

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and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     All voting, including on the election of directors but excepting where otherwise required by law, may be by voice vote. Any vote not taken by voice shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The
Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

     Except as otherwise provided in the terms of any class or series of
Preferred Stock of the Corporation, all elections at any meeting of stockholders shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided herein, all other matters determined by stockholders at a meeting shall be determined by a majority of the votes cast affirmatively or negatively.

     Section 9. Action Without Meeting.

     Any action required or permitted to be taken by the stockholders of the
Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by written consent.

     Section 10. Stock List.

     A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be made in the manner specified by law.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

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                         ARTICLE II - BOARD OF DIRECTORS

     Section 1. General Powers, Number, Election, Tenure and Qualification.

     A. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directions.

     B. Subject to the rights of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the
Board of Directors pursuant to a resolution adopted by a majority of the Whole
Board.

     C. Subject to the rights of the holders of shares of any series of
Preferred Stock then outstanding to elect additional directors under specified circumstances, the Board of Directors of the Corporation shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders following the initial classification of directors, the term of office of the second class to expire at the second annual meeting of stockholders, following the initial classification of directors, and the term of office of the third class to expire at the third annual meeting of stockholders following the initial classification of directors. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire, other than directors elected by the holders of any series of
Preferred Stock, shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until their successors are duly elected and qualified.

     Section 2. Vacancies and Newly Created Directorships.

     Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director and not by stockholders, and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director's successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

                                       -7-

     Section 3. Resignation and Removal.

     Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation at its principal place of business or to the Chairman of the Board, Chief Executive Officer, President or Secretary.
Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then outstanding shares of the Corporation then entitled to vote at an election of directors, voting together as a single class.

     Section 4. Regular Meetings.

     Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     Section 5. Special Meetings.

     Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the Chief Executive Officer, and shall be called by the Secretary if requested by a majority of the Whole Board , and shall be held at such place, on such date, and at such time as he or she or they shall fix.
Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than two (2) days before the meeting or orally, by telegraph, telex, cable, telecopy or electronic transmission given not less than twelve (12) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 6. Quorum.

     At any meeting of the Board of Directors, a majority of the total number of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

     Section 7. Action by Consent.

     Unless otherwise restricted by the Certificate of Incorporation or these
Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes

                                       -8-

of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     Section 8. Participation in Meetings By Conference Telephone.

     Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 9. Conduct of Business.

     At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

     Section 10. Powers.

     The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

          (1)  To declare dividends from time to time in accordance with law;

          (2)  To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

          (3)  To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind,
               negotiable or non-negotiable, secured or unsecured, to borrow funds and guarantee obligations, and to do all things necessary in connection therewith;

          (4)  To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

          (5)  To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

                                       -9-

          (6)  To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

          (7)  To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

          (8)  To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

     Section 11. Compensation of Directors.

     Directors, as such, may receive, pursuant to a resolution of the Board of
Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the
Board of Directors.

                            ARTICLE III - COMMITTEES

     Section 1. Committees of the Board of Directors.

     The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the fullest extent authorized by law. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

     Section 2. Conduct of Business.

     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members of any committee shall constitute a quorum unless the committee shall consist of

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one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

                              ARTICLE IV - OFFICERS

     Section 1. Enumeration.

     The officers of the Corporation shall consist of a Chairman of the Board,
Chief Executive Officer, President, Chief Financial Officer, Treasurer,
Secretary and such other officers as the Board of Directors or the Chief
Executive Officer may determine, including, but not limited to, one or more Vice
Presidents, Assistant Treasurers and Assistant Secretaries.

     Section 2. Election.

     The Chairman of the Board, Chief Executive Officer, President, Chief
Financial Officer, Treasurer and the Secretary shall be elected annually by the
Board of Directors at their first meeting following the annual meeting of the stockholders. The Board of Directors or the Chief Executive Officer, may, from time to time, elect or appoint such other officers as it or he or she may determine, including, but not limited to, one or more Vice Presidents, Assistant
Treasurers and Assistant Secretaries.

     Section 3. Qualification.

     The Chairman of the Board, if any, and any Vice Chairman appointed to act in the absence of the Chairman, if any, shall be elected by and from the Board of Directors, but no other officer need be a director. Two or more offices may be held by any one person. If required by vote of the Board of Directors, an officer shall give bond to the Corporation for the faithful performance of his or her duties, in such form and amount and with such sureties as the Board of
Directors may determine. The premiums for such bonds shall be paid by the
Corporation.

     Section 4. Tenure and Removal.

     Each officer elected or appointed by the Board of Directors shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his or her successor is elected or appointed and qualified, or until he or she dies, resigns, is removed or becomes disqualified, unless a shorter term is specified in the vote electing or

                                      -11-

appointing said officer. Each officer appointed by the Chief Executive Officer shall hold office until his or her successor is elected or appointed and qualified, or until he or she dies, resigns, is removed or becomes disqualified, unless a shorter term is specified by any agreement or other instrument appointing such officer. Any officer may resign by giving written notice of his or her resignation to the Chief Executive Officer, the President, or the
Secretary, or to the Board of Directors at a meeting of the Board, and such resignation shall become effective at the time specified therein. Any officer elected or appointed by the Board of Directors may be removed from office with or without cause only by vote of a majority of the directors. Any officer appointed by the Chief Executive Officer may be removed with or without cause by the Chief Executive Officer or by vote of a majority of the directors.

     Section 5. Chairman of the Board.

     The Chairman of the Board, if any, shall preside at all meetings of the
Board of Directors and stockholders at which he or she is present and shall have such authority and perform such duties as may be prescribed by these Bylaws or from time to time be determined by the Board of Directors.

     Section 6. Chief Executive Officer.

     The Chief Executive Officer shall be the chief executive officer of the
Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by resolution of the Board of Directors, in the absence of the Chairman of the
Board, the Chief Executive Officer shall preside at all meetings of the stockholders and, if a director, meetings of the Board of Directors. The Chief
Executive Officer shall have general supervision and direction of all of the officers, employees and agents of the Corporation. The Chief Executive Officer shall also have the power and authority to determine the duties of all officers, employees and agents of the Corporation, shall determine the compensation of any officers whose compensation is not established by the Board of Directors and shall have the power and authority to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

     Section 7. President.

     Except for meetings at which the Chief Executive Officer or the Chairman of the Board, if any, presides, the President shall, if present, preside at all meetings of stockholders, and if a director, at all meetings of the Board of
Directors. The President shall, subject to the control and direction of the
Chief Executive Officer and the Board of Directors, have and perform such powers and duties as may be prescribed by these Bylaws or from time to time be determined by the Chief Executive Officer or the Board of Directors. The
President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized. In the absence of a Chief
Executive Officer, the President shall be the chief executive officer of the

                                      -12-

Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business and shall have general supervision and direction of all of the officers, employees and agents of the
Corporation.

     Section 8. Vice Presidents.

     The Vice Presidents, if any, in the order of their election, or in such other order as the Board of Directors or the Chief Executive Officer may
determine, shall have and perform the powers and duties of the President (or such of the powers and duties as the Board of Directors or the Chief Executive
Officer may determine) whenever the President is absent or unable to act. The
Vice Presidents, if any, shall also have such other powers and duties as may from time to time be determined by the Board of Directors or the Chief Executive
Officer.

     Section 9. Chief Financial Officer, Treasurer and Assistant Treasurers.

     The Chief Financial Officer shall, subject to the control and direction of the Board of Directors and the Chief Executive Officer, be the chief financial officer of the Corporation and shall have and perform such powers and duties as may be prescribed in these Bylaws or be determined from time to time by the
Board of Directors and the Chief Executive Officer. All property of the
Corporation in the custody of the Chief Financial Officer shall be subject at all times to the inspection and control of the Board of Directors and the Chief
Executive Officer. The Chief Financial Officer shall have the responsibility for maintaining the financial records of the Corporation. The Chief Financial
Officer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. Unless the Board of Directors has designated another person as the Corporation's Treasurer, the
Chief Financial Officer shall also be the Treasurer. Unless otherwise voted by the Board of Directors, the Treasurer (if different than the Chief Financial
Officer) and each Assistant Treasurer, if any, shall have and perform the powers and duties of the Chief Financial Officer whenever the Chief Financial Officer is absent or unable to act, and may at any time exercise such of the powers of the Chief Financial Officer , and such other powers and duties, as may from time to time be determined by the Board of Directors, the Chief Executive Officer or
the Chief Financial Officer.

     Section 10. Secretary and Assistant Secretaries.

     The Board of Directors or the Chief Executive Officer shall appoint a
Secretary and, in his or her absence, an Assistant Secretary. Unless otherwise directed by the Board of Directors, the Secretary or, in his or her absence, any
Assistant Secretary, shall attend all meetings of the directors and stockholders and shall record all votes of the Board of Directors and stockholders and minutes of the proceedings at such meetings. The Secretary or, in his or her absence, any Assistant Secretary, shall notify the directors of their meetings, and shall have and perform such other powers and duties as may from time to time be determined by the Board of Directors. If

                                     - 13 -

the Secretary or an Assistant Secretary is elected but is not present at any meeting of directors or stockholders, a temporary Secretary may be appointed by the directors or the Chief Executive Officer at the meeting.

     Section 11. Bond.

     If required by the Board of Directors, any officer shall give the
Corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board of Directors, including without limitation a bond for the faithful performance of the duties of his office and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his control and belonging to the Corporation.

     Section 12. Action with Respect to Securities of Other Corporations.

     Unless otherwise directed by the Board of Directors or the Chief Executive
Officer, the Chief Executive Officer, the President, the Chief Financial Officer
and/or Treasurer shall have power to vote and otherwise act on behalf of the
Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this
Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                ARTICLE V - STOCK

     Section 1. Certificates of Stock.

     Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the
President or a Vice President, and by the Treasurer or an Assistant Treasurer,
or the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

     Section 2. Transfers of Stock.

     Transfers of stock shall be made only upon the transfer books of the
Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of this Article of these
Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

                                      -14-

     Section 3. Record Date.

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;
provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 4. Lost, Stolen or Destroyed Certificates.

     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of
Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 5. Regulations.

     The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

     Section 6. Interpretation.

     The Board of Directors shall have the power to interpret all of the terms and provisions of these Bylaws, which interpretation shall be conclusive.

                                      -15-

                              ARTICLE VI - NOTICES

     Section 1. Notices.

     If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

     Section 2. Waiver of Notice.

     A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

             ARTICLE VII -INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1. Right to Indemnification.

     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article with respect to proceedings to enforce rights to indemnification or as otherwise required by law, the Corporation shall not be required to indemnify or advance

                                      -16-

expenses to any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee unless such proceeding (or part thereof)
was authorized by the Board of Directors of the Corporation.

     Section 2. Right to Advancement of Expenses.

     The right to indemnification conferred in Section 1 of this Article shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation
Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the
Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

     Section 3. Right of Indemnitees to Bring Suit.

     If a claim under Section 1 or 2 of this Article is not paid in full by the
Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the
Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met

                                      -17-

the applicable standard of conduct set forth in the Delaware General Corporation
Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the
Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article or otherwise shall be on the Corporation.

     Section 4. Non-Exclusivity of Rights.

     The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of
Incorporation as amended from time to time, these Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

     Section 5. Insurance.

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the
Delaware General Corporation Law.

     Section 6. Indemnification of Employees and Agents of the Corporation.

     The Corporation may, to the extent authorized from time to time by the
Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                       ARTICLE VIII - CERTAIN TRANSACTIONS

     Section 1. Transactions with Interested Parties.

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director
or

                                     - 18 -

officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction or solely because the votes of such director or officer are counted for such purpose, if:

          (a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

     Section 2. Quorum.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                           ARTICLE IX - MISCELLANEOUS

     Section 1. Facsimile Signatures.

     In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     Section 2. Corporate Seal.

     The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or
Assistant Treasurer.

                                      -19-

     Section 3. Reliance upon Books, Reports and Records.

     Each director, each member of any committee designated by the Board of
Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

     Section 4. Fiscal Year.

     Except as otherwise determined by the Board of Directors from time to time, the fiscal year of the Corporation shall end on the last day of October of each year.

     Section 5. Time Periods.

     In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

     Section 6. Pronouns.

     Whenever the context may require, any pronouns used in these Bylaws shall include the corresponding masculine, feminine or neuter forms.

                             ARTICLE X - AMENDMENTS

     These Bylaws may be amended or repealed by the affirmative vote of a majority of the Whole Board or by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the outstanding shares of capital stock then entitled to vote at an election of the directors, voting together as a single class, at any meeting at which a proposal to amend or repeal these Bylaws is properly presented.

                                      -20-